UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2020 (July 6, 2020)

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2041 NW 15thAvenue, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

954-532-4653

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 6, 2020, Isabella Barbera submitted written notice to the Board of Directors (the “Board”) of Basanite, Inc. (the “Company”) of her resignation as the Chief Financial Officer of the Company effective immediately (the “Written Correspondence”). As indicated in the Written Correspondence, Ms. Barbera’s resignation is a result of the challenges presented to her family as a result of the Covid-19 pandemic. A copy of Ms. Barbera’s Written Correspondence is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Ms. Barbera’s resignation is not the result of any disagreement with the Company or any of its subsidiaries on any matters related to their operations, policies, or practices.

Subsequent to Ms. Barbera’s resignation, Ms. Barbera will be retained as a consultant to the Company on an as needed basis to assist the Company in preparing its financial statements. The Company intends to conduct a formal search for a replacement Principal Accounting Officer and Chief Financial Officer.

The Company has provided Ms. Barbera a copy of the disclosure contained in this Current Report on Form 8-K and she has indicated she agrees with the statements made is this disclosure.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Resignation Letter of Isabella Barbera dated July 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 10, 2020

BASANITE, INC.

By:	/s/ David Anderson
David Anderson
Chief Operations Officer